Exhibit 4.11.7

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE	PAGE OF PAGES
				1	5
2. AMENDMENT/MODIFICATION NO.		3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
P00008		See Block 16C	OS289937
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (If other than Item 6)	CODE	ASPR-BARDA01

ASPR-BARDA			ASPR-BARDA
200 Independence Ave., S.W.			330 Independence Ave, SW, Rm G644
Room 640-G			Washington DC 20201
Washington DC 20201

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)			(x)	9A. AMENDMENT OF SOLICITATION NO.

MEDIWOUND LTD 1477616
MEDIWOUND LTD	42 HAYARKON		9B. DATED (SEE ITEM 11)
42 HAYARKON
YAVNE 00812			x	10A. MODIFICATION OF CONTRACT/ORDER NO.
HHSO100201500035C

10B. DATED (SEE ITEM 13)
CODE 1477616		FACILITY CODE	09/29/2015
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended , by one of the following methods: (a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)	Net Increase:	$8,944,500.00
See Schedule
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.243-2 Alt I - Changes - Cost Reimbursement and FAR 43.103(a) - By Mutual Agreements of the Parties
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not. ☒ is required to sign this document and return 1 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Tax ID Number:	C0-0000387
DUNS Number:	532040334
The purpose of this modification is to add funds to CLIN 0001 for increased costs as a result of FDA comments, and modify ARTICLE B.2. BASE PERIOD, ARTICLE C.1. STATEMENT OF WORK, ARTICLE G.1. CONTRACTING OFFICER, ARTICLE G.5. INDIRECT COST RATES, and SECTION J.

Funds Obligated Prior to this Modification: $ 98,418,394
Funds Obligated with Mod # 8: $ 8,944,500
Total Funds Obligated to Date: $ 107,362,894

Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

Sharon Malka, CEO		KEVIN RESTREPO
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED+	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED
/s/ Sharon Malka	02/08/2022	/s/ KEVIN RESTREPO
(Signature of person authorized to sign)		(Signature of Contracting Officer)	02/09/2022
Previous edition unusable	STANDARD FORM 30 (REV. 11/2016)
Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	HHSO100201500035C/P00008	2	5
NAME OF OFFEROR OR CONTRACTOR
MEDIWOUND LTD 1477616
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)

In consideration of the modification agreed to herein as complete equitable adjustments, the Contractor, hereby releases the Government from any and all liability under this contract for further equitable adjustments attributable to such fact or circumstance giving rise to this modification.

	Period of Performance: 09/29/2015 to 09/27/2024

	Change Item 1 to read as follows(amount shown is the obligated amount):

1	ASPR-15-08828 -- CLIN 0001 Advanced development studies for NexoBrid				8,944,500.00

	Accounting Info: 2015.1990002.26201 Appr. Yr.: 2015 CAN: 1990002 Object Class: 26201 Funded: $0.00

	Accounting Info: 2017.1990007.25106 Appr. Yr.: 2017 CAN: 1990007 Object Class: 25106 Funded: $0.00

	Accounting Info: 2019.1990051.25106 Appr. Yr.: 2019 CAN: 1990051 Object Class: 25106 Funded: $0.00

	Accounting Info: 2022.1990178.25103 Appr. Yr.: 2022 CAN: 1990178 Object Class: 25103 Funded: $8,944,500.00

NSN 7540-01-152-8067	OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

Contract No. HHSO100201500035C Modification # 8	Supplemental Pages Block 14	Page 3 / 5

SUMMARY OF CHANGES

Beginning with the effective date of this modification, the Government and Contractor mutually agree as follows:

1.	ARTICLE B.2. BASE PERIOD, is modified to add funding to CLIN 0001.
2.	ARTICLE C.1. STATEMENT OF WORK, is modified to delete reference to the date of the Statement of Work.
3.	ARTICLE G.1. CONTRACTING OFFICER, is modified to replace Matthew Rose with Jill Johnson.
4.	ARTICLE G.5. INDIRECT COST RATES, is modified to reflect current mutual understanding of indirect rates.
5.	SECTION J, Attachment 1, SOW, is replaced in its entirety.

ARTICLE B.2. BASE PERIOD is modified as follows:

CLIN	Period of Performance	Supplies/ Services	Total Est. Cost	Fixed Fee (7%)	Total Cost Plus Fixed Fee
COST REIMBURSEMENT
0001 (Base)	09/28/2015 – 09/27/2024	Licensure, approval, and clearance of product through the FDA	~~$47,911,779~~ $55,986,743	~~$3,049,644~~ $3,919,180	~~$50,961,423~~ $59,905,923 (Funded)
0004A (Base)- Activate optional Task in July, 2017	08/01/2017- 07/31/2023	Pediatric Study	$23,989,225	$1,455,400	$25,444,625 (Funded)
0006A,B,C (Base) New Task added in Feb 28,2020	1/1/2020 - 6/31/2024	Emergency Readiness Tasks	$4,271,919	$299,034	$4,570,953 (Funded)
0007A,B (Base) New Task added in Feb 28,2020	TBD	Emergency Deployment Preparation	$903,350	$63,235	$966,585 (Funded)
FIRM FIXED PRICE
CLIN	Period of Performance	Supplies/ Services	Units (# of Product)	Unit Price ($)	Total ($)
0002 (Base)	09/28/2017 – 09/27/2019*(* see advanced understanding h.)	Initial Purchase, storage, and delivery of product	10,588	$1,052 (includes VMI)	$11,138,576 (Funded)
0002 (Base)	09/28/2019 – 3/31/2022	Initial Purchase, storage, and delivery of product	5412	$986 (includes VMI)	$5,336,232 (Funded)
Total CLINS 001&002&0 04A&006&0 07	09/28/2015 – 09/27/2024	See Above Descriptions			~~$98,418,395~~  107,362,894 (Funded)

Contract No. HHSO100201500035C Modification # 8	Continuation Sheet Block 14	Page 4 / 5

ARTICLE C.1. STATEMENT OF WORK  is modified as follows:

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work ~~dated September 28, 2015~~ set forth in SECTION J - List of Attachments, attached hereto and made a part of the contract.

ARTICLE G.1. CONTRACTING OFFICER is modified as follows:

The following Contracting Officer (CO) will represent the Government for the purpose of this contract:

Jill Johnson, Contracting Officer
202-690-7137
Jill.Johnson@hhs.gov

a.
The Contracting Officer (CO) is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the CO can make any changes to the terms, conditions, general provisions, specifications or other requirements of this contract.

b.
The Contracting Officer (CO) is the only person with authority to act as agent of the Government under this contract. Only the CO has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

c.	No information, other than that which may be contained in an authorized modification to this contract duly issued by the CO, shall be considered grounds for deviation from this contract.

d.	The Government may unilaterally change its CO designation

Contract No. HHSO100201500035C Modification # 8	Continuation Sheet Block 14	Page 5 / 5

ARTICLE G.5. INDIRECT COST RATES is modified as follows:

1.	The following interim provisional indirect rates will be utilized for billing purposes during the period of performance:

Direct Labor Overhead - 80%.
Direct Consultant Labor Overhead – 25%
Final rate proposals must be sent to the Contracting Officer, within 6 months of the fiscal year end. See FAR Clause 52.216-7, Allowable Cost and Payment.

2.	The interim provisional indirect rates used in this contract have been established after approval by the AMCG/BARDA Auditor.

SECTION J LIST OF ATTACHMENTS is modified as follows:

The following documents are attached and incorporated in this contract:

1.	Statement of Work, dated January 26, 2022

2.	Invoice/Financing Instructions for Cost-Reimbursement Type Contracts

3.	Invoice Instructions for Fixed-Priced Type Contracts

4.	Sample Invoice Form

5.	Research Patient Care Costs

6.	Report of Government Owned, Contractor Held Property

7.	Form SF-LLL, Disclosure of Lobbying Activities

8.	Inclusion Enrollment Report, 5/01 (Modified OAMP: 10/01)

END OF MODIFICATION P00008 to HHSO100201500035C